                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             JDN REALTY CORPORATION


                                   ARTICLE I
                                    OFFICES

     SECTION 1.1.  PRINCIPAL OFFICE.  The principal office of the Corporation in
                   ----------------
the State of Maryland shall be CSC-Lawyers Incorporating Service Company, 100 Light Street, Sixth Floor, Baltimore, Maryland 21202. The original or a certified copy of these Bylaws, including any and all amendments, shall be kept at the Corporation's principal office.

     SECTION 1.2.  OTHER OFFICES.  The Corporation may also have offices at such
                   -------------
other places within or without the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II
                          MEETINGS OF THE SHAREHOLDERS

     SECTION 2.1.  PLACE OF MEETINGS.  Meetings of the shareholders shall be
                   -----------------
held at such place within or without the State of Maryland as shall be specified in the notice of the meeting or in a waiver thereof.

     SECTION 2.2.  ANNUAL MEETING.  An annual meeting of the shareholders,
                   --------------
commencing in the year 1994, shall be held on a date and time designated by the Board of Directors and as set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

     SECTION 2.3.  SPECIAL MEETINGS.  Special meetings of the shareholders may
                   ----------------
be called by the President, by a majority of the Board of Directors, or by such person or persons as may be authorized by the Articles of Incorporation or by these Bylaws. The Secretary of the Corporation shall call a special meeting of the shareholders on the written request of shareholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall: (a) inform the shareholders who make the request for a special meeting of the reasonably estimated cost of preparing and mailing a notice of that meeting; and (b) on payment of these costs to the Corporation, notify each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding twelve (12) months.

     SECTION 2.4.  NOTICE.  Not less than ten (10) nor more than ninety (90)
                   ------
days before each meeting of the shareholders, the Secretary of the Corporation shall give written notice of the meeting to: (a) each shareholder of record entitled to vote at the meeting; and (b) each other shareholder entitled by applicable law to notice of the meeting. The notice shall state the date, time and place of the meeting and the purpose of the meeting, if the meeting is a special meeting or notice of the purpose is required by the General Corporation Law of the State of Maryland. Notice is given to a shareholder when it is: (a) personally delivered to the shareholder; (b) left at the shareholder's residence or usual place of business; or (c) mailed to the shareholder at the shareholder's address as it appears on the records of the Corporation. If mailed, notice is given when deposited in the United States mail, postage prepaid and directed to the shareholder at the shareholder's address as it appears on the records of the Corporation.

     SECTION 2.5.  QUORUM.  The holders of shares entitled to vote as a separate
                   ------
voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast on a matter by a voting group, shall constitute a quorum at meetings of shareholders except as otherwise provided by statute or by the Articles of Incorporation. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

     SECTION 2.6.  ADJOURNMENT.  If a quorum shall not be present or represented
                   -----------
at any meeting of the shareholders, the shareholders present in person, or represented by proxy, shall have the power to adjourn the meeting from time to time, without further notice, to a date not more than one hundred twenty (120) days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

     SECTION 2.7.  MAJORITY RULE.  A majority of all the votes cast at a meeting
                   -------------
of shareholders at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, unless the vote of a greater number is required by the General Corporation Law of the State of Maryland, the Articles of Incorporation or these Bylaws.

     SECTION 2.8.  ELECTION OF DIRECTORS.  Directors shall be elected by a
                   ---------------------
majority of all the votes cast at a meeting of shareholders at which a quorum is present.

     SECTION 2.9.  VOTING.  Each outstanding share of stock, regardless of
                   ------
class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided pursuant to the Articles of Incorporation or by the General Corporation Law of the State of Maryland.

     SECTION 2.10.  PROXIES.  Each shareholder entitled to vote at a meeting of
                    -------
the shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy by signing an appointment form, either personally or by his attorney-in-fact, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it conspicuously states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     SECTION 2.11.  LIST OF SHAREHOLDERS.  The officer who has charge of the
                    --------------------
stock ledger books of the Corporation shall prepare and make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, to be included in the list required by this Section 2.11 or to vote in person or by proxy at any meeting of shareholders.

     SECTION 2.12.  INSPECTORS.  The Board of Directors may, in advance of any
                    ----------
meeting of the shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.
No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be shareholders.

     SECTION 2.13.  ACTION WITHOUT MEETING.  Any action required or permitted to
                    ----------------------
be taken at a meeting of the shareholders may be taken without a meeting if the following are filed with the records of meetings of the shareholders: (a) a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter; and (b) a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote at it. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders, pursuant to Section 2.7, is the act of the shareholders without a meeting. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.

     SECTION 2.14.  ORGANIZATION.  At every meeting of the stockholders, the
                    ------------
Chairman of the Board, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the President, the Vice Presidents in their order of rank, a chairman designated by the Board of Directors, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman of the meeting, and the Secretary, or, in his absence, an Assistant Secretary, if any, or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.


                                  ARTICLE III
                                   DIRECTORS

     SECTION 3.1.  NUMBER.  Except as set forth below, the number of directors
                   ------
of the Corporation shall be not less than three nor more than nine, as determined from time to time by the Board of Directors of the Corporation, who shall be elected at the annual meeting of shareholders, except in the case of initial directors named in the Articles of Incorporation and except as provided below. If at any time the Corporation has less than three shareholders, the number of directors of the Corporation may be less than three but not less than the number of shareholders. Any action by the Board of Directors or shareholders to reduce the number of directors shall not affect the tenure of office of any director.

     The Board of Directors of this Corporation shall be classified into three classes, equal or approximately equal in number. If the number of directors is not divisible evenly by three, the Board of Directors shall determine the number of directors to be in each class, with each class to be approximately equal in number. Initial directors shall be placed into classes by a vote of a majority of the shares of capital stock entitled to vote, except as otherwise provided in the Articles of Incorporation. Each director in Class 1 shall serve for an initial term ending at the annual meeting of shareholders in 1995 and until his or her successor is elected and qualified; each director in Class 2 shall serve for an initial term ending at the annual meeting of the shareholders in 1996 and until his or her successor is elected and qualified; and each director in Class 3 shall serve for an initial term ending at the annual meeting of shareholders in 1997 and until his or her successor is elected and qualified. After the respective initial terms of the classes indicated, each such class of directors shall be elected for successive terms ending at the annual meeting of shareholders the third year after election and until his or her successor is elected and qualified. In the event of an increase or decrease in the number of directors, and the number of directors is not divisible evenly by three, the remaining directors by majority vote shall determine the number of directors to be in each class of directors, with each class to be approximately equal in number, to be effective after expiration of the remaining terms of any class which have a reduction in number due to a decrease in the number of directors.

     SECTION 3.2.  INDEPENDENT DIRECTORS.  At least a majority of the entire
                   ---------------------
Board of Directors shall be Independent Directors, as hereinafter defined. An Independent Director shall mean a director who is not, directly or indirectly, an Affiliate of the Corporation, as hereinafter defined. An Affiliate of the Corporation shall mean a person who: (a) is an officer or employee of the Corporation; (b) beneficially owns five percent (5%) or more of any class of equity securities of the Corporation, or of any entity that controls, is controlled by or is under common control with the Corporation; or (c) has a member of his or her immediate family who has one of the foregoing relationships with the Corporation.

     SECTION 3.3.  ELECTION AND TENURE.  Until the first annual meeting of
                   -------------------
shareholders and until successors are elected and qualify, the Board of Directors consists of the individuals named as initial directors in the Articles of Incorporation. Unless the Articles of Incorporation or these Bylaws provide otherwise, a majority of all the votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a director, and each director elected shall hold office until the end of his term as provided herein, and until his successor is elected and qualified or until his earlier resignation or removal. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Shareholders shall not have any cumulative voting rights.

     SECTION 3.4.  QUALIFICATIONS.  Each director of the Corporation shall have
                   --------------
the qualifications required by the Articles of Incorporation or these Bylaws. Directors need not be residents of the State of Maryland or shareholders in the Corporation.

     SECTION 3.5.  REMOVAL.  Any director may be removed only for cause (a) by
                   -------
vote of the holders of seventy-five percent (75%) of the shares of capital stock of the Corporation entitled to vote; or (b) by the unanimous vote of all of the other members of the Board of Directors. Cause shall mean the director's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Corporation.

     SECTION 3.6.  VACANCIES.  Any vacancy occurring in the Board of Directors
                   ---------
which results from the removal of a director shall be filled by the shareholders of the Corporation in accordance with Section 2.8. A director elected by the shareholders to fill a vacancy which results from the removal of a director shall serve for the balance of the term of the removed director. Any other vacancy occurring in the Board of Directors which results from any cause except an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors, whether or not sufficient to constitute a quorum. A majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors and, subject to Section 3.1, determine the class of such additional director or directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of the shareholders and until such director's successor is elected and qualifies.

     SECTION 3.7.  LACK OF DIRECTORS.  If at any time, by reason of death or
                   -----------------
resignation or other cause, the Corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder may call a special meeting of shareholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, and an election of directors may be held in the manner provided by the Articles of Incorporation, these Bylaws or applicable law.

     SECTION 3.8.  RESIGNATION.  A director may resign at any time by delivering
                   -----------
written notice to the Corporation, the Board of Directors, the Chairman of the Board or the President. A resignation is effective when notice is delivered, unless the notice specifies a later effective date.

     SECTION 3.9.  POWERS.  The business and affairs of the Corporation shall be
                   ------
managed under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Articles of Incorporation or by these Bylaws conferred on or reserved to the shareholders. In the event the public offering of the Corporation's shares are registered in accordance with applicable securities laws, the Board of Directors shall cause the Corporation's investment policies and activities to be in compliance with the investment activities set forth in the prospectus prepared in connection with such registration.

     SECTION 3.10.  QUORUM.  A majority of the entire Board of Directors shall
                    ------
constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.11.  ANNUAL MEETING.  The annual meeting of the Board of
                    --------------
Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. No notice of such meeting shall be necessary in order to legally constitute the meeting, providing a quorum be present.

     SECTION 3.12.  REGULAR MEETINGS.  Regular meetings of the Board of
                    ----------------
Directors may be held without notice at such places, within or without the State of Maryland, on such dates and at such times as may from time to time be determined by the Board.

     SECTION 3.13.  SPECIAL MEETINGS.  Special meetings of the Board of
                    ----------------
Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Such meetings shall be held at such places, within or without the State of Maryland, on such dates and at such times as may be stated in the notice.

     SECTION 3.14.  ACTION WITHOUT MEETING.  Any action required or permitted to
                    ----------------------
be taken at a meeting of the Board of Directors or of a committee of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is: (a) signed by each member of the Board of Directors or committee; and (b) filed with the minutes of proceedings of the Board of Directors or committee. The affirmative vote of the number of directors that would be necessary to authorize or take action at a meeting, pursuant to Section 3.16, is the act of the Board of Directors without a meeting. Action taken by written consent is effective when the last director signs the consent unless the consent specifies a different effective date.

     SECTION 3.15.  MEETINGS BY TELEPHONE.  Members of the Board of Directors or
                    ---------------------
any committee may participate in a meeting by means of a conference telephone or similar communications equipment provided all persons participating in the meeting can hear each other at the same time. A director participating in such a meeting is deemed to be present in person at the meeting.

     SECTION 3.16.  MAJORITY RULE.  The action of a majority of the directors
                    -------------
present at a meeting at which a quorum is present is the action of the Board of Directors unless the Articles of Incorporation or these Bylaws shall require a greater proportion.

     SECTION 3.17.  INTERESTED DIRECTOR TRANSACTIONS.  Any transaction
                    --------------------------------
(including, without limitation, a property acquisition) between the Corporation and any of its officers or directors, or their affiliates, shall require approval by a majority of the Board of Directors (including a majority of Independent Directors) not otherwise interested in such transaction as being fair and reasonable to the Corporation on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties. No contract or transaction between the Corporation and any of its directors, or between the Corporation and any other corporation, firm or entity in which any of its directors is a director, or has a material financial interest, shall be void or voidable solely for this reason, or solely because the director is present at the meeting of the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction, or solely because his or their votes are counted for such purpose, if such interested director complies with statutory disclosure requirements or the contract or transaction is fair and reasonable to the Corporation. Common or interested directors or the stock owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee or at a meeting of shareholders, as the case may be, which authorizes, approves or ratifies the contract or transaction.

     SECTION 3.18.  COMPENSATION.  The Board of Directors shall have the
                    ------------
authority to fix the compensation of directors. The Board of Directors may delegate this authority to its Compensation Committee as set forth in Section
4.5. Such compensation may include stock options under a plan approved by the Board of Directors and the shareholders of the Corporation. Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties.

     SECTION 3.19.  ORGANIZATION.  At every meeting of the Board of Directors,
                    ------------
the Chairman of the Board, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the President, the Vice Presidents in their order of rank, or a chairman chosen by a majority of the directors present, shall act as chairman of the meeting, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, if any, or any other person appointed by the chairman of the meeting, shall act as secretary of the meeting.


                                   ARTICLE IV
                                   COMMITTEES

     SECTION 4.1.  APPOINTMENTS AND POWERS.  The Corporation shall have an
                   -----------------------
Executive Committee, Audit Committee and a Compensation Committee. In addition, the Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees composed of two or more directors. The Board of Directors may designate one or more directors as alternative members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall not be counted for purposes of determining a quorum unless acting for an absent or disqualified member, in which case they shall be counted in the place of the absent or disqualified member. The committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except that a committee may not: (i) declare dividends or distributions on shares; (ii) amend the Bylaws; (iii) approve any merger or share exchange which does not require shareholder approval; or (iv) authorize or approve the issuance or sale or contract for sale of shares except that such committee may fix the terms and conditions of shares in accordance with a general formula or method specified by the Board of Directors. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Sections 3.11 through 3.16 applicable to the Board of Directors shall also apply to all committees.

     SECTION 4.2.  MINUTES.  Committees shall keep regular minutes of their
                   -------
proceedings and report the same to the Board of Directors when required.

     SECTION 4.3.  EXECUTIVE COMMITTEE.  The Executive Committee shall have the
                   -------------------
special duties described below:

     (a) The Executive Committee shall act in the absence of the Board of Directors and shall be delegated all of the powers of the Board of Directors except as limited by the General Corporation Law of the State of Maryland.

     (b) The Executive Committee shall review the Corporation's investment policies at least annually to determine that the policies are being followed by the Corporation and are in the best interest of its shareholders. The findings of the

Executive Committee shall be set forth in the minutes of meetings of the Board of Directors.

     SECTION 4.4.  AUDIT COMMITTEE.  The Audit Committee shall have the special
                   ---------------
duties described below:

     (a) The Audit Committee shall select and engage on behalf of the Corporation, subject to the consent of the shareholders, and fix the compensation of, a firm of independent certified public accountants whose duty it shall be to audit the books and accounts of the Corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall report to such Audit Committee.

     (b) The Audit Committee shall confer with the independent certified public accountants and shall determine, and from time to time shall report to the Board of Directors upon, the plans and results of the auditing of the books and accounts of the Corporation.

     (c) The Audit Committee shall review the services provided by, the independence of, and the fees charged by the independent certified public accountant, and from time to time shall report upon the same to the Board of Directors.

     (d) The Audit Committee shall review the adequacy of the Corporation's internal accounting controls, and from time to time shall report upon the same to the Board of Directors.

     (e) The Audit Committee shall have such other powers as may be delegated by the Board of Directors from time to time.

None of the members of the Audit Committee shall be officers or employees of the Corporation.

     SECTION 4.5.  COMPENSATION COMMITTEE.  The Compensation Committee shall
                   ----------------------
establish a general compensation policy for the Corporation and shall approve increases in directors' fees and salaries paid to officers and senior employees earning in excess of an annual base salary of one-hundred fifty thousand dollars ($150,000.00). The Compensation Committee shall have all the powers of administration under all of the Corporation's employee benefit plans, including any stock option plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provision of the Corporation's plans, the directors, officers and employees of the Corporation eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised.

                                   ARTICLE V
                                    NOTICES

     SECTION 5.1.  NOTICE.  Notices to directors and shareholders shall be in
                   ------
writing, shall specify the date, time and place of the meeting and shall be delivered personally, left at his or her residence or usual place of business, or mailed to the directors or shareholders at their addresses appearing on the records of the Corporation. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, and directed to the directors or shareholders at their addresses appearing on the records of the Corporation. Notice to directors may also be given by telegram, facsimile or overnight courier, and shall be deemed to be given upon receipt at their addresses appearing on the records of the Corporation.

     SECTION 5.2.  WAIVER OF NOTICE.  Whenever any notice of the time, place or
                   ----------------
purpose of a meeting is required to be given to any shareholder or director under the General Corporation Law of the State of Maryland or the Articles of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice and delivered to the Corporation and filed with the Corporation's minutes or records, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, Board of Directors or members of a committee of the Board of Directors need be specified in any written waiver of notice unless required by the Articles of Incorporation or these Bylaws.

     SECTION 5.3.  ATTENDANCE CONSTITUTES WAIVER.  Attendance of a person at a
                   -----------------------------
meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VI
                                    OFFICERS

     SECTION 6.1.  OFFICERS.  The officers of the Corporation shall consist of a
                   --------
President, Secretary and Treasurer, and may include a Chairman of the Board, Vice Chairman of the Board and one or more Vice Presidents (any one or more of which may be designated as a senior or executive vice president), Chief Financial Officer and one or more assistant vice presidents, assistant treasurers, assistant controller and assistant secretaries, each of whom shall
be elected by the Board of Directors.   Any number of offices may be held by the
same person except the offices of President and Vice President shall not be held by the same person concurrently.

     SECTION 6.2.  ELECTION.  At the first meeting of the Board of Directors
                   --------
following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the Board of Directors shall elect a president, secretary and a treasurer and such other additional officers, assistant officers and agents as may be deemed necessary may be elected and appointed by the Board of Directors. The

Board of Directors may elect officers at such additional times as it deems advisable. The election or appointment of an officer shall not by itself create contract rights.

     SECTION 6.3.  REMOVAL.  If the Board of Directors in its judgment finds
                   -------
that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation. The removal of an officer or agent does not prejudice any of his or her contract rights, if any.

     SECTION 6.4.  COMPENSATION.  The salaries of all officers and agents of the
                   ------------
Corporation shall be fixed by the Compensation Committee or by the Board of Directors, subject to the provisions of Section 4.5.

     SECTION 6.5.  TERM OF OFFICE; RESIGNATION.  An officer of the Corporation
                   ---------------------------
shall serve for the term provided within any applicable contract for employment, or absent such contract shall serve for one year and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Any officer may resign at any time upon written notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts such later date, the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors or by such officer or agent of the Corporation to whom the Board of Directors may expressly delegate such authority.

     SECTION 6.6.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall be
                   ---------------------
chosen from among the members of the Board of Directors, shall be the Chief Executive Officer of the Corporation, shall perform such duties as may be delegated by the Board of Directors and shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall have general powers and duties of supervision and management usually vested in the office of chairman of the board and chief executive officer of a corporation, including the authority to make contracts on behalf of Corporation in the ordinary course of the Corporation's business. The Chairman of the Board shall have general supervision, direction and control of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall execute bonds, mortgages and other contracts of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.

     SECTION 6.8.  PRESIDENT.  The President shall have general powers and
                   ---------
duties of supervision and management usually vested in the office of president of a corporation, including the authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business. The President shall have general supervision, direction and control of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and the Board of Directors. The President shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have the power to appoint, remove and suspend subordinate officers, agents and factors upon such terms and conditions as he deems reasonable and appropriate. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.

     SECTION 6.9.  VICE PRESIDENTS.  The Vice Presidents, in the order of their
                   ---------------
seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     SECTION 6.10.  SECRETARY.  The Secretary shall attend meetings of the Board
                    ---------
of Directors and shareholders, and record all the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be.

     SECTION 6.11.  ASSISTANT SECRETARIES.  The Assistant Secretaries, in the
                    ---------------------
order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the power of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     SECTION 6.12.  TREASURER.  The Treasurer shall have custody of the
                    ---------
corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     SECTION 6.13.  ASSISTANT TREASURERS.  The Assistant Treasurers, in the
                    --------------------
order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.


                                  ARTICLE VII
                             CERTIFICATE FOR SHARES

     SECTION 7.1.  CERTIFICATES FOR SHARES.  The shares of the Corporation shall
                   -----------------------
be represented by certificates which shall be in a form approved by the Board of Directors and contain such information as may be required by the General Corporation Law of the State of Maryland or any securities exchanges on which any shares of the Corporation may be listed.

     SECTION 7.2.  FACSIMILE SIGNATURES.  Any or all the signatures on the
                   --------------------
certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     SECTION 7.3.  LOST CERTIFICATES.  The Board of Directors may determine the
                   -----------------
conditions for issuing a new stock certificate in place of any certificate issued by it, alleged to have been lost, stolen or destroyed. The Board of Directors may require the owner of the lost, stolen or destroyed certificate to give to the Corporation a bond with sufficient surety to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. The issuance of a new certificate under this Section 7.3 does not constitute an overissue of the shares it represents.

     SECTION 7.4.  TRANSFER OF SHARES.  Upon surrender to the Corporation or the
                   ------------------
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 7.5.  RECORD DATE FOR NOTICE AND VOTING.  For the purpose of
                   ---------------------------------
determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to shareholders.
The record date shall be not more than ninety (90) days nor less than ten (10) days before the date on which the action requiring the determination will be taken. The transfer books may not be closed for a period longer than twenty
(20) days. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the later of: (a) the close of business on the day on which notice of the meeting is mailed; or (b) the thirtieth (30th) day before the meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholder shall apply to any adjournment of the meeting not more than one hundred twenty (120) days after the original record date; providing, however, that the Board of Directors may fix a new record date of the adjourned meeting.

     SECTION 7.6.  RECORD DATE FOR DIVIDENDS.  For the purpose of determining
                   -------------------------
shareholders entitled to receive payment of any dividend or an allotment of any rights, the record date is such date as is determined by the Board of Directors.

     SECTION 7.7.  SHAREHOLDERS OF RECORD.  The Corporation shall be entitled to
                   ----------------------
recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     SECTION 7.8.  DENIAL OF PREEMPTIVE RIGHTS.  No shareholder shall have any
                   ---------------------------
preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and except to the extent that, such right is expressly granted pursuant to the Articles of Incorporation.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

     SECTION 8.1.  DIVIDENDS.  Subject to the provisions of the Articles of
                   ---------
Incorporation and the General Corporation Law of the State of Maryland, the Board of Directors of the Corporation may, at any regular or special meeting, declare dividends upon the capital stock of the Corporation, as and when the Board of Directors may deem expedient.

     SECTION 8.2.  CHECKS; DRAFTS.  All checks or demands for money and notes of
                   --------------
the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 8.3.  FISCAL YEAR.  The fiscal year of the Corporation shall be the
                   -----------
calendar year, unless otherwise fixed by the Board of Directors.

     SECTION 8.4.  ANNUAL STATEMENT OF AFFAIRS.  The President, or any other
                   ---------------------------
officer of the Corporation designated by the Board of Directors, shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of shareholders and, within twenty (20) days after such meeting, placed on file at the principal office of the Corporation.

     SECTION 8.5.  STATEMENTS FROM SHAREHOLDERS.  In order to maintain its
                   ----------------------------
status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation shall demand annual written statements from those shareholders of record to the extent required by Treasury Regulation Section 1.857-8(d) disclosing the actual owners of the shares of the Corporation. Such written statements from shareholders of record shall be demanded by the Corporation within thirty (30) days after the close of the Corporation's taxable year. A list of the persons failing or refusing to comply in whole or in part with the

Corporation's demand for statements must be maintained as part of the Corporation's records. The Corporation shall also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as to actual ownership of those shares and a list of those persons failing or refusing to comply with that demand. Shareholders of the Corporation shall comply with the Corporation's demand for statements pursuant to Section 857 of the Code.


                                   ARTICLE IX
                                   AMENDMENTS

     Notwithstanding any of the provisions of these Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, or these Bylaws) the affirmative vote of the holders of at least eighty percent (80%) of the Common Stock and, if any, Preferred Stock entitled to vote, voting together as a single class, shall be required to repeal or amend any provision of these Bylaws. The Board of Directors may amend or repeal these Bylaws, unless (i) the Articles of Incorporation or the General Corporation Law of the State of Maryland reserves this power exclusively to the shareholders; or (ii) the shareholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that particular Bylaw.


                                   ARTICLE X
                                EMERGENCY BYLAW

     In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the Board of Directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the General Corporation Law of the State of Maryland not inconsistent with this Bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons (not to exceed the number most recently fixed by the Board pursuant to Section 3.1) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the Board of Directors may be called in an emergency by the director or, if no director is present at the Corporation's principal offices, by the officer present having the greatest seniority as an officer.